                                                Filed Pursuant to Rule 424(b)(3)
                                                Registration File No.: 333-75558

PROSPECTUS SUPPLEMENT
(TO PROSPECTUS DATED JANUARY 4, 2002)


                                  $420,000,000


[L-3 COMMUNICATIONS GRAPHIC OMITTED]


                        L-3 COMMUNICATIONS HOLDINGS, INC.

  4.00% SENIOR SUBORDINATED CONVERTIBLE CONTINGENT DEBT SECURITIESSM (CODESSM)
                  DUE 2011 AND 3,902,439 SHARES OF COMMON STOCK
                      ISSUABLE UPON CONVERSION OF THE CODES


                                  GUARANTEED BY


 L-3 Communications Corporation               L-3 Communications SPD Technologies, Inc.
 Coleman Research Corporation                 L-3 Communications Storm Control Systems, Inc.
 EER Systems, Inc.                            KDI Precision Products, Inc.
 Electrodynamics, Inc.                        Microdyne Corporation
 Henschel, Inc.                               MPRI, Inc.
 Hygienetics Environmental Services, Inc.     Pac Ord, Inc.
 Interstate Electronics Corporation           Power Paragon, Inc.
 L-3 Communications Aydin Corporation         Southern California Microwave, Inc.
 L-3 Communications DBS Microwave, Inc.       SPD Holdings, Inc.
 L-3 Communications ESSCO, Inc.               SPD Electrical Systems, Inc.
 L-3 Communications ILEX Systems, Inc.        SPD Switchgear, Inc.
--------------------------------------------------------------------------------

This prospectus supplement relates to:

-- $420,000,000 in aggregate principal amount of 4.00% Senior Subordinated Convertible Contingent Debt SecuritiesSM (CODESSM) due 2011;

-- The shares of our common stock issuable upon conversion of the CODES; and

-- The subsidiary guarantees of the CODES on behalf of each of our subsidiary guarantors.

This prospectus supplement, which supplements our prospectus dated January 4, 2002, contains information about the selling security holders.







NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS SUPPLEMENT IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


"Convertible Contingent Debt Securities" and "CODES" are service marks of Lehman Brothers Inc.


July 25, 2002

                                TABLE OF CONTENTS



                                                                    PAGE
                                                                   -----

Selling Securityholders .........................................    S-2



     You should rely only on the information contained in this prospectus supplement and the prospectus to which it refers. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus supplement and the prospectus to which it refers is accurate only as of their respective dates.

                             SELLING SECURITYHOLDERS

     The selling holders are offering CODES and shares of common stock issuable upon conversion of the CODES under this prospectus supplement pursuant to existing registration rights conferred by the Registration Rights Agreement dated as of October 24, 2001 among L-3 Holdings, the Guarantors named therein and Lehman Brothers Inc., Bear, Stearns & Co., Inc. and Credit Suisse First Boston Corporation, as initial purchasers. The following table sets forth information, as of July 24, 2002, with respect to the selling holders and the principal amounts of CODES and number of shares of common stock into which the CODES are convertible beneficially owned by each selling holder that may be offered under this prospectus. The information is based on information provided by or on behalf of the selling holders. The selling holders may offer all, some or none of the CODES or common stock into which the CODES are convertible. Because the selling holders may offer all or some portion of the CODES or the common stock, no estimate can be given as to the amount of the CODES or the common stock that will be held by the selling holders upon termination of any sales. In addition, the selling holders identified below may have sold, transferred or otherwise disposed of all or a portion of their CODES in transactions exempt from the registration requirements of the Securities Act or pursuant to our Registration Statement on Form S-3 and amendments or supplements thereto. Selling holders, including their transferees, pledgees or donees or their successors, may from time to time offer and sell pursuant to this prospectus any or all of the CODES and common stock into which the CODES are convertible. Identification of any additional selling holders, if any, who exercise their registration rights, pursuant to the registration rights agreement mentioned above, will be made in the applicable prospectus supplement.


                                                                                                   SHARES OF
                                                                                                 COMMON STOCK
                                                            PRINCIPAL AMOUNT     PERCENTAGE OF   ISSUABLE UPON
                                                         OF CODES BENEFICIALLY    OUTSTANDING    CONVERSION OF
NAME                                                             OWNED            CODES OWNED      THE CODES
------------------------------------------------------- ----------------------- --------------- --------------
AIG/National Union Fire Insurance .....................       $   750,000             0.18%           6,968
Akela Capital Master Fund, Ltd. .......................       $ 1,000,000             0.24%           9,291
Allstate Insurance Company ............................       $ 1,850,000             0.44%          17,189
Allstate Life Insurance Company .......................       $   650,000             0.15%           6,039
Amaranth LLC ..........................................       $ 1,500,000             0.36%          13,937
American Samoa Government .............................       $    51,000             0.01%             473
Arbitex Master Fund L.P. ..............................       $26,000,000             6.19%         241,566
Argent Classic Convertible Arbitrage
     Fund (Bermuda) Ltd. ..............................       $ 4,000,000             0.95%          37,166
Argent LowLev Convertible Arbitrage Fund Ltd. .........       $ 1,000,000             0.24%           9,291
Arkansas PERS .........................................       $   650,000             0.15%           6,039
Attorney's Title Insurance Fund Inc. ..................       $   200,000             0.05%           1,858
BMO Nesbitt Burns Inc. ................................       $ 5,500,000             1.31%          51,103
BP Amoco PLC Master Trust .............................       $ 1,498,000             0.36%          13,918
BT Equity Opportunity .................................       $   750,000             0.18%           6,968
BTES--Convertible ARB .................................       $   750,000             0.18%           6,968
BTPO Growth vs. Value .................................       $ 2,000,000             0.48%          18,583
Bancroft Convertible Fund, Inc. .......................       $ 1,000,000             0.24%           9,291
Bay County PERS .......................................       $   165,000             0.04%           1,533
Black Diamond Capital I, Ltd. .........................       $   537,000             0.13%           4,989
Black Diamond Convertible Offshore LDC ................       $   908,000             0.22%           8,436
Black Diamond Offshore Ltd. ...........................       $ 1,640,000             0.39%          15,238
Boilermakers Blacksmith Pension Trust .................       $   800,000             0.19%           7,433
CALAMOS (Registered Trademark)  Market Neutral Fund
 CALAMOS (Registered Trademark)  Investment Trust .....       $10,000,000             2.38%          92,915
CFFX, LLC .............................................       $ 2,500,000             0.60%          23,228
Chrysler Corporation Master Retirement Trust ..........       $ 5,490,000             1.31%          51,010
Clinton Multistrategy Master Fund, Ltd. ...............       $ 6,500,000             1.55%          60,394
Clinton Riverside Convertible Portfolio Limited .......       $ 9,500,000             2.26%          88,269
Consulting Group Capital Markets Funds ................       $   500,000             0.12%           4,645
Convertible Securities Fund ...........................       $   200,000             0.05%           1,858
D.F. Shaw Investments, L.P. ...........................       $   500,000             0.12%           4,645
D.F. Shaw Valence, L.P. ...............................       $ 2,000,000             0.48%          18,583
Daimler Chrysler Corp Emp #1 Pension Plan DTO
 4/1/89 ...............................................       $ 3,140,000             0.75%          29,175
Deephaven Domestic Convertible Trading, Ltd............       $ 5,500,000             1.31%          51,103
Deeprock & Co. ........................................       $ 2,300,000             0.55%          21,370
Delaware PERS .........................................       $   925,000             0.22%           8,594
Delta Air Lines Master Trust ..........................       $ 1,465,000             0.35%          13,612
Delta Pilots D&S Trust ................................       $   740,000             0.18%           6,875
Deutsche Banc Alex. Brown Inc. ........................       $51,250,000            12.20%         476,190
Deutsche Bank AG London ...............................       $ 5,000,000             1.19%          46,457

                                                                                                SHARES OF
                                                                                              COMMON STOCK
                                                         PRINCIPAL AMOUNT     PERCENTAGE OF   ISSUABLE UPON
                                                      OF CODES BENEFICIALLY    OUTSTANDING    CONVERSION OF
NAME                                                          OWNED            CODES OWNED      THE CODES
---------------------------------------------------- ----------------------- --------------- --------------
Double Black Diamond Offshore LDC ..................       $ 8,447,000             2.01%          78,485
Duke Endowment .....................................       $   325,000             0.08%           3,019
Ellsworth Convertible Growth and Income Fund,
 Inc. ..............................................       $ 1,000,000             0.24%           9,291
Equity & Convertibles Fund .........................       $ 1,500,000             0.36%          13,937
Equity Income Fund .................................       $   200,000             0.05%           1,858
The Estate of James Campbell .......................       $   160,000             0.04%           1,486
F.R. Convt. Sec. Fn. ...............................       $    70,000             0.02%             650
Family Service Life Insurance Co. ..................       $   200,000             0.05%           1,858
Fidelity Financial Trust: Fidelity Convertible
 Securities Fund ...................................       $ 2,000,000             0.48%          18,583
Fidelity Commonwealth Trust: Fidelity Mid-Cap
 Stock Fund ........................................       $30,000,000             7.14%         278,745
First Union International Capital Markets Inc. .....       $12,500,000             2.98%         116,144
First Union National Bank ..........................       $42,500,000            10.12%         394,889
First Union Securities Inc. ........................       $   750,000             0.18%           6,968
Forest Alternative Strategies II ...................       $   105,000             0.03%             975
Forest Fulcrum Fund L.L.P. .........................       $ 1,470,000             0.35%          13,658
Forest Global Convertible Fund Series A5 ...........       $ 6,272,000             1.49%          58,276
Franklin and Marshall College ......................       $   180,000             0.04%           1,672
GDO Equity Artbitrage Master Fund ..................       $ 5,000,000             1.19%          46,457
GLG Global Convertible Fund ........................       $ 7,100,000             1.69%          65,969
GLG Global Convertible UCITS Fund ..................       $   400,000             0.10%           3,716
GLG Market Neutral Fund ............................       $ 7,500,000             1.79%          69,686
GM Employees Global GRP Pen Tr. (ABS Return
 Portfolio) ........................................       $ 1,600,000             0.38%          14,866
Goldman Sachs & Company ............................       $   250,000             0.06%           2,322
Granville Capital Corporation ......................       $ 8,000,000             1.90%          74,332
Guardian Life Insurance Co. ........................       $ 9,200,000             2.19%          85,481
Guardian Pension Trust .............................       $   500,000             0.12%           4,645
HBK Master Fund L.P. ...............................       $ 7,500,000             1.79%          69,686
HFR Master Fund ....................................       $    50,000             0.01%             464
Highbridge International LLC .......................       $20,000,000             4.76%         185,830
Hotel Union & Hotel Industry of Hawaii .............       $   270,000             0.06%           2,508
ICI American Holdings Trust ........................       $   275,000             0.07%           2,555
JWF High Yield Fund ................................       $ 3,750,000             0.89%          34,843
James Campbell Corporation .........................       $   210,000             0.05%           1,951
Janus High Yield ...................................       $ 5,000,000             1.19%          46,457
Jeffries & Company Inc. ............................       $     6,000               --               55
Julius Baer Multibond Convertbond ..................       $   500,000             0.12%           4,645
KBC Financial Products (Cayman Islands) ............       $ 2,500,000             0.60%          23,228
LLT Limited ........................................       $   430,000             0.10%           3,995
Lehman Brothers Inc. ...............................       $ 6,000,000             1.42%          55,749
Lipper Convertibles, L.P. ..........................       $17,750,000             4.23%         164,294
Lipper Offshore Convertibles, L.P. .................       $17,750,000             4.23%         164,294
Lyxor Master Fund c/o Forest Investment
 Management L.L.C. .................................       $   800,000             0.19%           7,433
Microsoft Corporation ..............................       $ 1,795,000             0.43%          16,678
Motion Picture Industry Health Plan -- Active
 Member Fund .......................................       $   505,000             0.12%           4,692
Motion Picture Industry Health Plan -- Retiree
 Member Fund .......................................       $   215,000             0.05%           1,997
Nations Convertible Securities Fund ................       $ 6,500,000             1.55%          60,394
Nations Equity Income Fund .........................       $ 2,040,000             0.49%          18,954
OCM Convertible Trust ..............................       $ 3,330,000             0.79%          30,940
OXA Trade & Finance Inc. ...........................       $   200,000             0.05%           1,858
Ondeo Nalco ........................................       $   170,000             0.04%           1,579
Onex Industrial Partners Limited ...................       $ 3,770,000             0.90%          35,029
PIMCO Convertible Fund .............................       $   800,000             0.19%           7,433
Paloma Securities LLC ..............................       $42,500,000            10.12%         394,889
Park Avenue Life Insurance Co. .....................       $   100,000             0.02%             929

                                                                                                SHARES OF
                                                                                              COMMON STOCK
                                                         PRINCIPAL AMOUNT     PERCENTAGE OF   ISSUABLE UPON
                                                      OF CODES BENEFICIALLY    OUTSTANDING    CONVERSION OF
NAME                                                          OWNED            CODES OWNED      THE CODES
---------------------------------------------------- ----------------------- --------------- --------------
Partner Reinsurance Company Ltd. ...................       $   880,000             0.21%           8,176
Pebble Capital Inc. ................................       $ 2,060,000             0.49%          19,140
Peoples Benefit Life Insurance Company
 TEAMSTERS .........................................       $ 6,900,000             1.64%          64,111
Pogue Capital International Ltd. ...................       $   300,000             0.07%           2,787
Qwest Occupational Health Trust ....................       $   200,000             0.05%           1,858
RBC Capital Services Inc. c/o Forest Investment
 Management L.L.C. .................................       $    43,000             0.01%             399
Retail Clerks Pension #2 ...........................       $ 2,300,000             0.55%          21,370
Royal Bank of Canada ...............................       $ 2,000,000             0.48%          18,583
SG Hambros Trust Company (Jersey) Ltd. as
 Trustee of the Lyxor Master Fund ..................       $   500,000             0.12%           4,645
Sage Capital .......................................       $ 2,000,000             0.48%          18,583
St. Albans Partners Ltd. ...........................       $ 6,900,000             1.64%          64,111
Salomon Brothers Asset Management ..................       $13,000,000             3.10%         120,789
Silverado Arbitrage Trading, LTD ...................       $ 1,000,000             0.24%           9,291
Silvercreek II Limited .............................       $ 7,570,000             1.80%          70,336
Silvercreek Limited Partnership ....................       $ 2,600,000             0.62%          24,157
Starvest Combined Portfolio ........................       $   475,000             0.11%           4,413
State Employees' Retirement Fund of the State of
 Delaware ..........................................       $ 2,185,000             0.52%          20,301
State of Connecticut Combined Investment Funds......       $ 4,595,000             1.09%          42,694
State of Oregon -- Equity ..........................       $ 2,925,000             0.70%          27,177
State Street Custodian for GE Pension Trust ........       $ 1,440,000             0.34%          13,379
Sylvan (IMA) Ltd. c/o Forest Investment
 Management L.L.C. .................................       $   610,000             0.15%           5,667
Syngenta AG ........................................       $   150,000             0.04%           1,393
Transamerica Insurance Co. of Iowa .................       $ 5,000,000             1.19%          46,457
Transamerica Occidental Life .......................       $ 5,000,000             1.19%          46,457
UBS O'Connor LLC F/B/O UBS Global
 Convertible Fund ..................................       $   250,000             0.06%           2,322
Viacom Inc. Pension Plan Master Trust ..............       $    24,000               --              222
Worldwide Transactions Ltd. ........................       $   468,000             0.11%           4,348
WPG Convertible Arbitrage Overseas Master
 Fund, L.P. ........................................       $   750,000             0.18%           6,968
Wells Fargo & Company ...............................      $ 2,000,000             0.48%          18,583
Zeneca Holdings Trust ..............................       $   225,000             0.05%           2,090
Zurich Institutional Benchmarks ....................       $   281,000             0.07%           2,610
Zurich Master Hedge Fund c/o Forest Investment
 Management L.L.C. .................................       $   270,000             0.06%           2,508